Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES QUARTERLY AND YEAR-TO-DATE NET INCOME

AND EARNINGS PER SHARE GROWTH

TOMS RIVER, NEW JERSEY, July 21, 2011…OceanFirst Financial Corp. (NASDAQ: “OCFC”), the holding company for OceanFirst Bank (the “Bank”), today announced that both net income and diluted earnings per share increased over the prior year. Earnings per share rose 3.7%, to $0.28, for the quarter ended June 30, 2011 from $0.27, for the corresponding prior year quarter. For the six months ended June 30, 2011, net income was $10.2 million, an increase of $853,000 over the prior year period. Diluted earnings per share also increased 9.8%, to $0.56, as compared to $0.51 for the corresponding prior year period. Additional highlights for the quarter included:

•	The net interest margin expanded on a linked quarter basis to 3.67% for the quarter ended June 30, 2011, as compared to 3.60% for the quarter ended March 31, 2011.

•	Return on average stockholders’ equity was 9.87% for the quarter ended June 30, 2011. The Company remains well-capitalized with the tangible common equity ratio increasing to 9.53% at June 30, 2011.

•	The combination of solid earnings and increased other comprehensive income has boosted shareholder book value 5.9% year-to-date to $11.32 per share.

The Company also announced that the Board of Directors declared its fifty-eighth consecutive quarterly cash dividend on common stock. The dividend for the quarter ended June 30, 2011 was declared in the amount of $0.12 per share to be paid on August 12, 2011 to shareholders of record on August 1, 2011.

Chairman and CEO John R. Garbarino observed, “We continue to build on our already healthy capital position with another solid earnings quarter while prudently provisioning for our loan loss exposure. Our fortified capital base and strong record of provisioning remain the staunch defense to the volatility evidenced in our non-performing loans.”

Results of Operations

Net income for the three months ended June 30, 2011 increased to $5.1 million, or $0.28 per diluted share, as compared to net income of $5.0 million, or $0.27 per diluted share for the corresponding prior year period. For the six months ended June 30, 2011 net income increased to $10.2 million, or $0.56 per diluted share, as compared to net income of $9.4 million, or $0.51 per diluted share, for the corresponding prior year period.

Net interest income for the three and six months ended June 30, 2011 was $19.6 million and $39.0 million, respectively, as compared to $19.7 million and $38.7 million, respectively, in the same prior year periods, reflecting greater interest-earning assets offset by a lower year-over-year net interest margin. Average interest-earning assets increased $56.0 million, or 2.7%, and $92.0 million, or 4.5%, respectively, for the three and six months ended June 30, 2011, as compared to the same prior year periods. The increase in average interest-earning assets was primarily due to the increase in average investment securities which increased $85.2 million and

$77.7 million, respectively, for the three and six months ended June 30, 2011, as compared to the same prior year periods. The net interest margin decreased to 3.67% and 3.64% for the three and six months ended June 30, 2011 from 3.78% and 3.77%, respectively, in the same prior year periods due to increased average deposits which were invested into interest-earning deposits and investment securities at a modest net interest spread. Additionally, high loan refinance volume caused yields on loans and mortgage-backed securities to reset downward. The yield on average interest-earning assets decreased to 4.53% for both the three and six months ended June 30, 2011, as compared to 4.96% in both the same prior year periods. The cost of average interest-bearing liabilities decreased to 0.97% and 1.00%, respectively, for the three and six months ended June 30, 2011, as compared to 1.31% and 1.33%, respectively, in the same prior year periods. The decrease in the cost of interest-bearing liabilities was partly offset by an increase of $31.3 million and $65.3 million, respectively, in average interest-bearing liabilities for the three and six months ended June 30, 2011, as compared to the same prior year periods. This increase resulted from higher average interest-bearing deposits of $187.0 million and $225.0 million, respectively, partly offset by a decrease in average borrowed funds of $155.7 million and $159.7 million. For the three months ended June 30, 2011, the net interest margin increased from the prior linked quarter of 3.60% primarily due to a decrease in the cost of interest-bearing liabilities.

For the three and six months ended June 30, 2011, the provision for loan losses was $2.2 million and $3.9 million, respectively, as compared to $2.2 million and $4.4 million, respectively, for the corresponding prior year periods.

Other income increased to $3.9 million and $7.4 million, respectively, for the three and six months ended June 30, 2011, as compared to $3.6 million and $6.6 million in the same prior year periods. Fees and service charges increased to $2.9 million and $5.7 million, respectively, for the three and six months ended June 30, 2011, as compared to $2.8 million and $5.4 million, respectively, for the corresponding prior year periods due to higher fees from investment services and merchant services. The net gain on sales of loans increased to $609,000 and $1.4 million, respectively, for the three and six months ended June 30, 2011, as compared to $502,000 and $1.0 million, respectively, for the corresponding prior year periods due to an increase in the volume of loans sold. The net loss from other real estate operations was $36,000 and $402,000, respectively, for the three and six months ended June 30, 2011, as compared to a loss of $28,000 and $364,000, respectively, in the same prior year periods due to write-downs in the value of properties previously acquired.

Operating expenses increased by 0.9%, to $13.4 million, and 2.1%, to $26.5 million, respectively, for the three and six months ended June 30, 2011, as compared to $13.3 million and $26.0 million, respectively, for the corresponding prior year periods. The increase was primarily due to compensation and employee benefits costs, which increased by $63,000, or 0.9%, to $7.1 million and $575,000, or 4.2%, to $14.2 million, respectively, for the three and six months ended June 30, 2011, as compared to the corresponding prior year periods. Occupancy expense decreased by $293,000 for the six months ended June 30, 2011, as compared to the corresponding prior year period due to a $184,000 benefit from the negotiated settlement of the remaining office lease obligation at Columbia Home Loans, LLC (“Columbia”), the Company’s mortgage banking subsidiary, which was shuttered in the fourth quarter of 2007. Equipment expense increased by $107,000, to $644,000 and $279,000, to $1.3 million, respectively, for the three and six months ended June 30, 2011, as compared to the corresponding prior year periods due to technology upgrades and infrastructure improvements.

The provision for income taxes was $2.9 million and $5.7 million, respectively, for the three and six months ended June 30, 2011, as compared to $2.9 million and $5.5 million, respectively, for the same prior year periods. The effective tax rate decreased to 35.9% for both the three and six months ended June 30, 2011, as compared to 36.8% and 37.1%, respectively, in the same prior year periods.

Financial Condition

Total assets decreased by $12.3 million, or 0.5%, to $2,239.0 million at June 30, 2011, from $2,251.3 million at December 31, 2010. Investment securities available for sale increased by 44.8%, to $133.1 million at June 30, 2011, as compared to $91.9 million at December 31, 2010, due to purchases of short-term government agency securities. Loans receivable, net decreased by $43.0 million, or 2.6%, to $1,617.8 million at June 30, 2011, from $1,660.8 million at December 31, 2010, primarily due to sales and prepayments of one-to-four family loans.

Deposits decreased by $24.7 million, or 1.5%, to $1,639.2 million at June 30, 2011 from $1,664.0 million at December 31, 2010. The decline was concentrated in time deposits, which decreased $22.8 million, as the Bank continued to moderate its pricing for this product. Partly as a result of the decrease in deposits, Federal Home Loan Bank advances increased $9.0 million, to $274.0 million at June 30, 2011, from $265.0 million at December 31, 2010. Stockholders’ equity increased 6.0%, to $213.4 million at June 30, 2011, as compared to $201.3 million at December 31, 2010, primarily due to net income and a reduction in accumulated other comprehensive loss partly offset by the cash dividend on common stock.

Asset Quality

The Company’s non-performing loans totaled $46.7 million at June 30, 2011, a $9.2 million increase from $37.5 million at December 31, 2010, primarily due to the addition of one large loan relationship comprised of two commercial real estate loans and one commercial loan totaling $5.7 million. The loans are collateralized by commercial and residential real estate, all business assets and a personal guarantee. A May 2011 appraisal values the real estate collateral at $8.1 million. Additionally, non-performing one-to-four family real estate loans increased $4.4 million at June 30, 2011, as compared to December 31, 2010 due to continued economic stress. Net loan charge-offs increased to $2.1 million for the six months ended June 30, 2011, as compared to $2.0 million for the corresponding prior year period. For the six months ended June 30, 2011 net charge-offs included $122,000 of loans originated by Columbia.

The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $809,000 at June 30, 2011, unchanged from December 31, 2010. There was no provision for repurchased loans and no charge-offs during the six months ended June 30, 2011. At June 30, 2011, there was one outstanding loan repurchase request on a loan with a total principal balance of $180,000 which the Company is contesting.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, July 22, 2011 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 317-6789. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 451818, from one hour after the end of the call until August 1, 2011. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

*  *  *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.2 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30, 2011	December 31, 2010	June 30, 2010
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$28,934	$31,455	$30,952
Investment securities available for sale	133,115	91,918	38,958
Federal Home Loan Bank of New York stock, at cost	18,279	16,928	21,404
Mortgage-backed securities available for sale	336,731	341,175	359,974
Loans receivable, net	1,617,812	1,660,788	1,667,472
Mortgage loans held for sale	4,313	6,674	2,945
Interest and dividends receivable	6,669	6,446	6,949
Real estate owned, net	2,807	2,295	2,607
Premises and equipment, net	22,447	22,488	21,721
Servicing asset	5,194	5,653	5,795
Bank Owned Life Insurance	41,346	40,815	40,374
Other assets	21,364	24,695	20,531

Total assets	$2,239,011	$2,251,330	$2,219,682

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,639,230	$1,663,968	$1,539,972
Securities sold under agreements to repurchase with retail customers	72,699	67,864	72,433
Federal Home Loan Bank advances	274,000	265,000	370,000
Other borrowings	27,500	27,500	27,500
Advances by borrowers for taxes and insurance	7,932	6,947	8,267
Other liabilities	4,283	18,800	6,682

Total liabilities	2,025,644	2,050,079	2,024,854

Stockholders’ equity:
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 18,846,122, 18,822,556 and 18,822,556 shares outstanding at June 30, 2011, December 31, 2010, and June 30, 2010, respectively	336	336	336
Additional paid-in capital	261,060	260,739	260,138
Retained earnings	180,530	174,677	168,038
Accumulated other comprehensive loss	(44)	(5,560)	(4,597)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(4,339)	(4,484)	(4,630)
Treasury stock, 14,720,650, 14,744,216 and 14,744,216 shares at June 30, 2011, December 31, 2010 and June 30, 2010, respectively	(224,176)	(224,457)	(224,457)
Common stock acquired by Deferred Compensation Plan	(914)	(946)	(947)
Deferred Compensation Plan Liability	914	946	947

Total stockholders’ equity	213,367	201,251	194,828

Total liabilities and stockholders’ equity	$2,239,011	$2,251,330	$2,219,682

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Interest income:
Loans	$21,024	$22,226	$42,188	$44,209
Mortgage-backed securities	2,667	3,185	5,230	5,947
Investment securities and other	546	396	1,110	726

Total interest income	24,237	25,807	48,528	50,882

Interest expense:
Deposits	2,693	3,480	5,602	6,911
Borrowed funds	1,899	2,630	3,944	5,305

Total interest expense	4,592	6,110	9,546	12,216

Net interest income	19,645	19,697	38,982	38,666

Provision for loan losses	2,200	2,200	3,900	4,400

Net interest income after provision for loan losses	17,445	17,497	35,082	34,266

Other income:
Loan servicing income	100	113	196	159
Fees and service charges	2,938	2,801	5,660	5,358
Net gain on sales of loans available for sale	609	502	1,368	1,005
Net loss from other real estate operations	(36)	(28)	(402)	(364)
Income from Bank Owned Life Insurance	284	208	531	404
Other	2	2	3	4

Total other income	3,897	3,598	7,356	6,566

Operating expenses:
Compensation and employee benefits	7,114	7,051	14,156	13,581
Occupancy	1,305	1,328	2,499	2,792
Equipment	644	537	1,291	1,012
Marketing	420	523	756	827
Federal deposit insurance	723	686	1,464	1,320
Data processing	904	833	1,786	1,662
Legal	171	267	427	563
Check card processing	284	309	604	626
Accounting and audit	173	179	313	322
Other operating expense	1,647	1,547	3,216	3,256

Total operating expenses	13,385	13,260	26,512	25,961

Income before provision for income taxes	7,957	7,835	15,926	14,871
Provision for income taxes	2,854	2,884	5,717	5,515

Net income	$5,103	$4,951	$10,209	$9,356

Basic earnings per share	$0.28	$0.27	$0.56	$0.52

Diluted earnings per share	$0.28	$0.27	$0.56	$0.51

Average basic shares outstanding	18,181	18,135	18,172	18,133

Average diluted shares outstanding	18,231	18,183	18,221	18,182

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30, 2011	At December 31, 2010	At June 30, 2010

STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	9.53%	8.94%	8.78%
Common shares outstanding (in thousands)	18,846	18,823	18,823
Stockholders’ equity per common share	$11.32	$10.69	$10.35
Tangible stockholders’ equity per common share	11.32	10.69	10.35

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$31,021	$26,577	$21,246
Commercial real estate	10,436	5,849	2,831
Construction	68	368	368
Consumer	4,769	4,626	3,789
Commercial	420	117	979

Total non-performing loans	46,714	37,537	29,213
REO, net	2,807	2,295	2,607

Total non-performing assets	$49,521	$39,832	$31,820

Delinquent loans 30 to 89 days	$14,202	$14,421	$18,424

Allowance for loan losses	$21,454	$19,700	$17,146

Allowance for loan losses as a percent of total loans receivable	1.31%	1.17%	1.02%
Allowance for loan losses as a percent of non-performing loans	45.93	52.48	58.69
Non-performing loans as a percent of total loans receivable	2.85	2.23	1.73
Non-performing assets as a percent of total assets	2.21	1.77	1.43

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.90%	0.90%	0.90%	0.87%
Return on average stockholders’ equity	9.87	10.54	9.99	10.08
Interest rate spread	3.56	3.65	3.53	3.63
Interest rate margin	3.67	3.78	3.64	3.77
Operating expenses to average assets	2.37	2.42	2.35	2.40
Efficiency ratio	56.86	56.92	57.21	57.40

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At June 30, 2011	At December 31, 2010

Real estate:
One-to-four family	$917,845	$955,063
Commercial real estate, multi-family and land	461,951	435,127
Construction	9,037	13,748
Consumer	198,943	205,725
Commercial	52,913	76,692

Total loans	$1,640,689	1,686,355

Loans in process	(1,839)	(4,055)
Deferred origination costs, net	4,729	4,862
Allowance for loan losses	(21,454)	(19,700)

Total loans, net	1,622,125	1,667,462

Less: mortgage loans held for sale	4,313	6,674

Loans receivable, net	$1,617,812	$1,660,788

Mortgage loans serviced for others	$901,787	$913,778
Loan pipeline	40,956	84,113

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

Loan originations	$71,022	$110,694	$173,971	$218,362
Loans sold	26,320	20,870	66,538	50,153
Net charge-offs	1,176	686	2,146	1,977

DEPOSITS

	At June 30, 2011	At December 31, 2010
Type of Account
Non-interest-bearing	$143,874	$126,429
Interest-bearing checking	892,113	920,324
Money market deposit	117,519	108,421
Savings	223,379	223,650
Time deposits	262,345	285,144

	$1,639,230	$1,663,968

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED JUNE 30,
	2011			2010
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$14,923	$8	.21%	$—	$—	—%
Investment securities (1)	141,190	343	.97	55,975	141	1.01
FHLB stock	18,014	195	4.33	24,189	255	4.22
Mortgage-backed securities (1)	336,464	2,667	3.17	360,030	3,185	3.54
Loans receivable, net (2)	1,628,701	21,024	5.16	1,643,066	22,226	5.41

Total interest-earning assets	2,139,292	24,237	4.53	2,083,260	25,807	4.96

Non-interest-earning assets	116,716			110,944

Total assets	$2,256,008			$2,194,204

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,256,710	1,504	.48	$1,031,378	2,063	.80
Time deposits	266,868	1,189	1.78	305,179	1,417	1.86

Total	1,523,578	2,693	.71	1,336,557	3,480	1.04
Borrowed funds	374,363	1,899	2.03	530,071	2,630	1.98

Total interest-bearing liabilities	1,897,941	4,592	.97	1,866,628	6,110	1.31

Non-interest-bearing deposits	139,709			126,745
Non-interest-bearing liabilities	11,562			12,900

Total liabilities	2,049,212			2,006,273
Stockholders’ equity	206,796			187,931

Total liabilities and stockholders’ equity	$2,256,008			$2,194,204

Net interest income		$19,645			$19,697

Net interest rate spread (3)			3.56%			3.65%

Net interest margin (4)			3.67%			3.78%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2011			2010
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$18,440	$23	.25%	$—	$—	—%
Investment securities (1)	133,682	642	.96	55,973	268	.96
FHLB stock	17,775	445	5.01	24,236	458	3.78
Mortgage-backed securities (1)	336,035	5,230	3.11	333,924	5,947	3.56
Loans receivable, net (2)	1,638,173	42,188	5.15	1,638,013	44,209	5.40

Total interest-earning assets	2,144,105	48,528	4.53	2,052,146	50,882	4.96

Non-interest-earning assets	114,853			109,330

Total assets	$2,258,958			$2,161,476

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,256,007	3,169	.50	$998,499	4,046	.81
Time deposits	273,182	2,433	1.78	305,702	2,865	1.87

Total	1,529,189	5,602	.73	1,304,201	6,911	1.06
Borrowed funds	374,079	3,944	2.11	533,795	5,305	1.99

Total interest-bearing liabilities	1,903,268	9,546	1.00	1,837,996	12,216	1.33

Non-interest-bearing deposits	134,968			120,131
Non-interest-bearing liabilities	16,433			17,694

Total liabilities	2,054,669			1,975,821
Stockholders’ equity	204,289			185,655

Total liabilities and stockholders’ equity	$2,258,958			$2,161,476

Net interest income		$38,982			$38,666

Net interest rate spread (3)			3.53%			3.63%

Net interest margin (4)			3.64%			3.77%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.